Exhibit 99.1

SIRIUSXM PROVIDES 2012 FINANCIAL GUIDANCE

2011 Guidance is Affirmed

NEW YORK – September 14, 2011 – Sirius XM Radio (NASDAQ: SIRI) today provided 2012 financial and subscriber guidance and affirmed its previous guidance for 2011.

SiriusXM’s guidance for 2012 includes:
•	Revenue growth of 10% to approximately $3.3 billion,
•	Adjusted EBITDA growth of 20% to approximately $860 million, and
•	Free cash flow growth of 75% to approximately $700 million.

"Our new guidance for 2012 demonstrates our expectation of robust growth next year," said Mel Karmazin, Chief Executive Officer, SiriusXM. "SiriusXM’s outstanding financial performance in the midst of considerable economic uncertainty will continue in 2012 as we grow our subscriber base and free cash flow and anticipate that our revenue and adjusted EBITDA growth will accelerate."

The company also affirmed its existing 2011 guidance, including:
•	Net subscriber additions of approximately 1.6 million,
•	Revenue of approximately $3 billion,
•	Adjusted EBITDA of about $715 million, and
•	Free cash flow approaching $400 million.

“In the 10 years since SiriusXM launched service, we have expanded our programming line-up to provide an unparalleled listening experience. On January 1, 2012, we will increase the base price of Sirius and XM Select from $12.95 to $14.49 per month and will adjust prices on many of our other programming packages. This is the first price increase on our basic service packages since the addition of the NFL, NASCAR, Howard Stern, Martha Stewart and many college sports to our programming line-up. Through continued investments in technology, the best and most diverse programming in radio is available to our subscribers in cars, homes, offices, business establishments, on the internet and smartphones. We will expand our programming and technology further with the launch of SiriusXM 2.0 in the coming months”, said Karmazin.

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About Sirius XM Radio

Sirius XM Radio is America's satellite radio company. SiriusXM broadcasts more than 135 satellite radio channels of commercial-free music, and premier sports, news, talk, entertainment, traffic, weather, and data services to over 21 million subscribers. SiriusXM offers an array of content from many of the biggest names in entertainment, as well as from professional sports leagues, major colleges, and national news and talk providers.

SiriusXM programming is available on more than 800 devices, including pre-installed and after-market radios in cars, trucks, boats and aircraft, smartphones and mobile devices, and consumer electronics products for homes and offices. SiriusXM programming is also available at siriusxm.com, and on Apple, BlackBerry and Android-powered mobile devices.

SiriusXM has arrangements with every major automaker and its radio products are available for sale at shop.siriusxm.com as well as retail locations nationwide.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our competitive position versus other forms of audio and video entertainment; our ability to retain subscribers and maintain our average monthly revenue per subscriber; our dependence upon automakers and other third parties; our substantial indebtedness; and the useful life of our satellites, which, in most cases, are not insured. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2010, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

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Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com